Exhibit 16

LBB & ASSOCIATES LTD., LLP               CERTIFIED PUBLIC ACCOUNTANTS

January 7, 2008

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

Re:	Enwin Resources, Inc.
Commission File Number 333-100636

We have read Item 4.01 "Changes in Registrant's Certifying Accountant" in the Form 8-K dated January 7, 2008 of Enwin Resources, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to our firm.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

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